PATIENT REMINDER PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this "Agreement") dated as of November 16, 2004 ("Effective Date"), is entered into by and between TREY RESOURCES, INC., ("Seller"), a United States Corporation incorporated in the State of Delaware, and Laser Energetics, Inc., ("Purchaser"), a United States corporation incorporated in the State of Florida.

                                    RECITALS

A. WHEREAS, Seller owns rights to the Patient Reminder software for use automatically initiating a telephone call to a client or patient to verify a set appointment or reservation;

B. WHEREAS, Purchaser wishes to purchase the exclusive Intellectual Property rights to the Patient Reminder Software on an "as is, where is" basis, and Seller wishes to grant Purchaser such rights on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser, intending to be legally bound, hereby agree as follows:

1.    DEFINITIONS

      1.1.  "Software Product" means the Patient Reminder software

      1.2. "Object Code" means computer programming in a form not readily perceivable by humans and suitable for machine execution without the intervening steps of interpretation or compilation.

      1.3. "Source Code" means computer programming code in human readable form that is not suitable for machine execution without the intervening steps of interpretation or compilation.

      1.4. "End User License Agreement" means a license agreement though which an End User obtains the right to use the Software Product.

      1.5. "Intellectual Property Rights" means any and all (by whatever name or term known or designated) tangible and intangible, now known or hereafter existing (a) rights associated with works of authorship throughout the universe, including but not limited to all exclusive exploitation rights, copyrights, neighboring rights, and moral rights, (b) trademark and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, (e) all other proprietary rights of every kind and nature throughout the universe, however designated (including without limitation, logos, character rights, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license or otherwise, and (f) all registrations, applications, renewals, extensions, continuations, divisions, or reissues thereof now or hereafter in force throughout the universe.

2.    ASSIGNMENT

      2.1. INTELLECTUAL PROPERTY RIGHTS. As of the Effective Date of this Agreement, Seller, for itself, its subsidiaries, and its affiliates, sells, transfers, grants, conveys, assigns, and relinquishes exclusively to Purchaser, in perpetuity (or for the longest period of time otherwise permitted by law), all of Seller's, its subsidiaries' , and its affiliates' right, title, and interest in and to the Intellectual Property Rights of the Software Product.

      2.2. CONSIDERATION. As consideration for the sale of the foregoing assets to the Purchaser, the Purchaser agrees to pay to the Seller as follows:

            a) 10,000,000 shares of Purchaser's Class A Common Stock, such shares equal to ten (10%) of the outstanding shares of Class A Common Stock of the Purchaser at the time of execution of this Agreement. A physical stock certificate representing 10,000,000 shares of Purchaser's Class A Common Stock shall be delivered to Seller at closing.

            b) A convertible debenture of the Purchaser in an amount of $250,000. The debenture is convertible into shares of Class A Common Stock of the Purchaser at a price equal to fifty percent (50%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debenture has a five (5) year term, accrues interest at a rate of 5% per year and is convertible at the holder's option.

            c) Purchaser agrees to file with the Securities and Exchange Commission, within sixty (60) days of the date of execution of this Agreement, a registration statement on Form SB-2 to register the 10,000,000 shares tendered to Seller pursuant to Paragraph 2.2 (a) herein.


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      3.0   SELLER REPRESENTATIONS. Seller represents and warrants, that:

            a. Seller has not entered into any agreement, license, release, or order that restricts the right of Seller or Purchaser to exploit the Products in any way;

            b. the execution, delivery, and performance of this Agreement by Seller do not, and will not violate any security agreement, indenture, order, or other instrument to which Seller is a party or by which it or any of its assets is bound;

            c. it has the right, power and authority to enter into this Agreement and fully perform its obligations hereunder;

            d. the making of this Agreement by it does not and will not conflict with any agreement between it and any other party;

            e. Seller has title to the Intellectual Property Rights of the Software Product;

      4.0   PURCHASER REPRESENTATIONS. Purchaser represents and warrants, that:

            a. the execution, delivery, and performance of this Agreement by Purchaser do not, and will not violate any security agreement, indenture, order, or other instrument to which Purchaser is a party or by which it or any of its assets is bound;

            b. it has the right, power and authority to enter into this Agreement and fully perform its obligations hereunder; and

            c. the making of this Agreement by it does not and will not conflict with any agreement between it and any other party.

            d. the Purchase is acquiring the Client Software Product on an "as-is, where-is" basis from the Seller.

      4.2 FURTHER ASSURANCES. Each of Seller and Purchaser agree at the other party's reasonable request to execute and deliver such further conveyance agreements, and to take such further action, as may be necessary or desirable to evidence more fully the transactions described in this Agreement.

5.    CONFIDENTIALITY

      5.1 NON-DISCLOSURE. Purchaser may, during the course of its performance hereunder, have access to material, data, systems and other information concerning the Seller or any of its subsidiaries, related or affiliated companies (collectively, "Affiliates") which may not be known to the general public, including information concerning hardware, software, business plans and strategies, finances, product pricing, employees and third party proprietary or confidential information that the Seller or an Affiliate treats as confidential (the "Confidential Information"). The Purchaser shall not use any Confidential Information other than for the limited purpose of exercising its rights and performing its obligations hereunder and shall not use, publish or divulge any Confidential Information to any other party, in any advertising or promotion, or in any other manner without the disclosing party's prior written permission, which may be withheld in that party's sole discretion. Information shall not be deemed to be Confidential Information to the extent the Purchaser can demonstrate that such information (i) was known to the Purchaser at the time of first disclosure, (ii) is or becomes publicly known through no wrongful act of the receiving party, (iii) has been disclosed generally by the disclosing party to third parties without an obligation of confidentiality, or (iv) has been rightfully received by the Purchaer from a third party authorized to make such disclosure without restriction

6.0   BROKER FEES

            There are no fees of any type due and owing to any broker, finder, intermediary, investment banker or any other such third party by either the Seller or the Purchaser as a result of the transaction contemplated herein.

7.0   MISCELLANEOUS

      7.1 RELATIONSHIP OF THE PARTIES. Nothing contained herein shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties. Neither party shall have any power to obligate or bind the other party.

      7.2 CHOICE OF LAW; JURISDICTION AND VENUE. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of New Jersey, United States of America (except that body of law controlling conflict of laws). The parties hereby exclusively submit to the personal jurisdiction of, and waive any objection to, the United States District Court of New Jersey, and the state courts of the State of New Jersey in and for the County of Essex.


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

      7.3 HEADINGS. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section.

      7.4 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

      7.5 ENTIRE AGREEMENT. This Agreement constitutes the parties' entire agreement relating to its subject matter. It supersedes all prior contemporaneous proposals, conditions, representations and warranties and prevails over any conflicting or additional terms of any quote, order, acknowledgement, or other communication between the parties relating to its subject matter during the term of this Agreement. No modification of this Agreement will be binding unless in writing and signed by an authorized representative of each party.

      7.6 FEES AND EXPENSES. The Seller and the Purchaser shall each bear their own fees, costs and expenses (including all legal fees and expenses) incurred or that are in the future incurred by, on behalf of or for the benefit of such party in connection with this agreement or the transactions contemplated hereby.

      7.7 ATTORNEYS' FEES If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      7.8 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

      --------------------------------------------------------------------------
      If to the Seller:                             if to the Purchaser:
      --------------------------------------------------------------------------
          Trey Resources, Inc.                          Laser Energetics, Inc.
          293 Eisenhower Parkway                        3535 Quakerbridge Road
          Livingston, NJ  07039                         Mercerville, NJ
          Attn:  Mark Meller                            Attn:  Robert Battis
                                                        Phone:  609-587-8250
                                                        Fax: (609) 587-9315
      --------------------------------------------------------------------------


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

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Agreement as of the date first written above.

LASER ENERGETICS, INC.: (PURCHASER)          Trey Resources, Inc. (Seller):


By: /s/ Robert Battis                        By: Mark Meller
----------------------------------           -----------------------------------

Name: Robert Battis                          Name: Mark Meller

Title: CEO                                   Title: CEO



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